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                                                                 Exhibit 10.26

                               AMENDMENT NO. 1 TO
                    AMENDED AND RESTATED SEVERANCE AGREEMENT

         This Amendment No. 1, dated January 24, 2000, amends a certain Amended and Restated Severance Agreement dated as of August 15, 1997 by and between Silicon Image, Inc., a Delaware corporation (the "COMPANY"), and David D. Lee ("EXECUTIVE") (the "RESTATED AGREEMENT").

         WHEREAS, the Restated Agreement aimed to enhance Executive's ability to perform effectively by providing him with employment security; and

         WHEREAS, with a view to that purpose, the Restated Agreement provided certain benefits to Executive during the period that his equity compensation continued to vest, that is, until December 31, 2000; and

         WHEREAS, Executive has since been awarded additional equity compensation by the Company that is subject to vesting until November 11, 2003;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Restated Agreement is hereby amended to replace the date, "December 31, 2000" with the date, "December 31, 2003", each place that it appears (including, without limitation, Sections 3(i), 3(ii), and 7).

         2. Except as amended by this Amendment No. 1, the terms of the Restated Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 1 (or have caused this Amendment No. 1 to be executed by their duly authorized representatives) as of January 24, 2000.

Silicon Image, Inc.

By:      /s/ Steve Tirado                            /s/ David D. Lee
    ---------------------------------       -----------------------------------
         Steve Tirado                       David D. Lee
         Executive Vice President